Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Columbia California Tax-Exempt Fund, Columbia Connecticut Tax-Exempt Fund, and Columbia Massachusetts Tax-Exempt Fund Class A, B and C Shares Prospectus; in the Columbia Intermediate Tax-Exempt Bond Fund Class A, B and C Shares Prospectus, Class T and G Shares Prospectus, and the Class Z Shares Prospectus; in the Columbia Connecticut Intermediate Municipal Bond Fund, Columbia Florida Intermediate Municipal Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia New Jersey Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund, Columbia Pennsylvania Intermediate Municipal Bond Fund, and Columbia Rhode Island Intermediate Municipal Bond Fund Class A, B and C Shares Prospectus and the Class Z Shares Prospectus; and in Columbia Connecticut Intermediate Municipal Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia New Jersey Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund, and Columbia Rhode Island Intermediate Municipal Bond Fund Class T and G Shares Prospectus.

We also consent to the references to our firm in the introduction and under the caption "Independent Registered Public Accounting Firm of the Funds" in the combined Statements of Additional Information in Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A, No. 33-12109) of Columbia Funds Trust V and to the incorporation by reference of our reports dated December 9, 2003 on Columbia California Tax-Exempt Fund, Columbia Connecticut Tax-Exempt Fund, Columbia Massachusetts Tax-Exempt Fund, Columbia Intermediate Tax-Exempt Bond Fund, Columbia Connecticut Intermediate Municipal Bond Fund, Columbia Florida Intermediate Municipal Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia New Jersey Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund, Columbia Pennsylvania Intermediate Municipal Bond Fund, and Columbia Rhode Island Intermediate Municipal Bond Fund included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2003.



/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP


Boston, Massachusetts
February 22, 2005